PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated April 21, 2017)	Registration No. 333-216845

Up to $10,000,000

Cannabics Pharmaceuticals, Inc.

Common Stock

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We have entered into a Standby Equity Distribution Agreement, or SEDA, with YAII PN, LTD. PN, Ltd., a Cayman Islands exempt limited partnership for the offer and sale of up to $10,000,0000 of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. We may from time to time and at our sole discretion, during the next thirty-six months, issue all or a portion of these shares to YAII PN, LTD. at 98% of the market price at the time of such issuance determined in accordance with the terms of the SEDA.

This prospectus supplement and the accompanying prospectus also cover the sale of these shares by YAII PN, LTD. to the public.  YAII PN, LTD. may be deemed an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profits on the sales of shares of our common stock by YAII PN, LTD. and any discounts, commissions or concessions received by YAII PN, LTD. is deemed to be underwriting discounts and commissions under the Securities Act.  For additional information on the methods of sale that may be used by YAII PN, LTD., see the section entitled "Plan of Distribution" in the accompanying prospectus.

Our common stock is listed on OTC exchange under the symbol "CNBX." On May 25th, 2018, the last reported sale price for our common stock was $1.03 per share. The aggregate market value of our outstanding common equity held by non-affiliates on May 25th, 2018 was approximately $10,721,524 based on a per share price of $1.03. During the twelve calendar months prior to and including the date hereof, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.

Our business and an investment in our common stock involve significant risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement.

The date of this Supplement is May 31st, 2018

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a "shelf" registration statement on Form S-3 (File No. 333-216845), as amended, that we initially filed with the Securities and Exchange Commission, or the SEC, on March 21st, 2017, and was declared effective on April 24th, 2017. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings up to a total dollar amount of $80,000,000. To date we have sold 3,555,555 securities under the foregoing shelf registration.

This prospectus supplement provides specific details regarding the issuance of up to $10,000,000 of shares of our common stock pursuant to the SEDA.  To the extent there is a conflict between the information contained in this prospectus supplement and accompanying prospectus, you should rely on the information in this prospectus supplement.  Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined together with all documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing.  You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the common stock offered by this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities.

We are offering to sell, and are seeking offers to buy, the shares of common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares of common stock in certain states or jurisdictions or to certain persons within such states and jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any state or jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus supplement, the terms the "Company", "we", "us" and "our" mean Cannabics Pharmaceuticals, Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws regarding our business, financial condition, expenditures, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "planned expenditures," "believes," "seeks," "estimates", "may", "will", "should" or the negative thereof or other similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading "Risk Factors" in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein, as well as those discussed elsewhere in this prospectus supplement and the accompanying prospectus. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or the respective documents incorporated by reference herein or therein, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled "Risk Factors," and our consolidated financial statements and the related notes and other documents incorporated by reference herein and in the accompanying prospectus.

OUR COMPANY

Cannabics Pharmaceuticals Inc. is a US bio-pharma company dedicated to developing precision medicine personalized anti-cancer diagnostics and cannabis-based treatments. It is based on Israeli R&D licensed by the Israeli Ministry of Health for scientific and clinical research. Cannabics novel technology pioneers the assimilation of precision medicine into Cannabinoid-based therapies for cancer patients, utilizing original, patented screening technologies, data management and artificial intelligence (AI). Our business model is solely based on technology development and out-licensing of our intellectual property to global pharmaceutical and biotechnology companies.

Cancer Diagnostics

Utilizing novel biological screening technologies, we monitor the antitumor effects of arrays of botanical extracts on cell lines and biopsies. The data collected propels the development of proprietary and novel compounds targeted to diverse types of tumors. This technology enables us to perform lab tests that offer doctors and their patients a profile of personalized treatment with cannabinoids. We believe that our personalized approach minimizes harmful side effects, with more successful outcomes and lower costs than the traditional “trial-and-error” approach to treatment. We are presently conducting diagnostic validation studies in to further our proofs of concept.

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Anti-Cancer Treatments

We are developing botanical cannabinoid formulations based on our proprietary diagnostic procedures designated for the treatment of cancer and its side-effects. We are presently conducting preclinical research on the efficacy of our cannabinoid-based formulations in the treatment of cancer. If our diagnostic data cross-linked with clinical outcomes demonstrates that our formulations have therapeutic and commercial potential, we intend to submit an investigational new drug application with the U.S. Food and Drug Administration to commence clinical trials.

Palliative Therapies

We have developed our non-pharmaceutical capsules as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to prolong life and to improve quality of life (“QoL”) as far as possible. We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss. We are currently engaged in a clinical study in Israel to determine the efficacy of our proprietary capsules as a treatment to improve appetite and stem weight-loss associated with CACS in advanced cancer patients.

Corporate Information

The Company was originally incorporated as Thrust Energy Corp. on September 15, 2004, under the laws of the State of Nevada, for the purpose of acquiring oil and gas exploration properties and non-operating interests. In April 2011, the Company expanded its business to include the acquisition of mineral exploration rights. On May 5, 2011, the name of the Company was changed to American Mining Corporation. On April 25, 2014, Cannabics Inc., a Delaware corporation, acquired 74% voting control of the Company. On June 19, 2014, the Company changed its name to Cannabics Pharmaceuticals Inc., and redirected its business focus towards its current operations.

All of our research and development in Israel is conducted by our wholly-owned subsidiary, G.R.I.N. Ultra Ltd., which was incorporated under the laws of Israel on August 25, 2014. We do not have any other subsidiaries.

Our principal executive offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814, and our telephone number is (877) 424-2429. Our website address is http://www.cannabics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be a part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

Recent Developments

On August 28th, 2017, the Company announced it received a very positive preliminary international patentability report from the PCT authorities regarding its patent application relating to personalized screening of necrotic cancer cells through a High Throughput Screening System (HTS), finding all claims “innovative and inventive”. This PCT report is significant as it secures the Company’s expanding proprietary IP rights.

On September 6th, 2017, the Company announced its filing of an extensive provisional patent application with the USPTO on an innovative new “Method for Sensitivity Test of Cannabinoids on Patient-Derived Tumor Biopsies & CTCs” This proprietary technology pertains to a system for assessing the sensitivity of various cannabinoid-based treatment modalities on patient-derived primary tumor biopsies as well as blood Circulating Tumor Cells (CTCs).

On September 25th, 2017, the Company announced its filing of “National Phase Applications” for its proprietary system and method of High Throughput Screening (HTS) of cancer cells. The applications were filed in Europe, China, India, Brazil, Canada and Australia. The proprietary technology patented relates to novel means of personalizing cannabis based treatments of cancer utilizing high throughput screening of biopsies and cell lines treated with pure or crude extracts.

S-4

On November 8th, 2017, the Company announced its Patent Application with the USPTO for “Cannabinoid Modulation for the Microbiome”. This pioneering patent is based on profiling and modulating patient-derived microbiota, securing the ongoing proprietary data on the use of cannabinoid products for adjusting the varied microbial populations which live on and in the body, making personalized medicine much more specific.

On November 13th, 2017, Eyal Barad was named as a 3rd Director and CEO, as noted in the 8K of that date.

On November 13th, 2017, the Company announced that it had dismissed its previous Auditor and had engaged Weinstein & Co, as disclosed in the 8K of that date.

On November 28th, 2017, the Company received a new research license from the Israeli Ministry of Health for the Characterization of anti-tumor activity of cannabinoids.

On December 14th, 2017, GRIN Ultra Ltd., the R&D subsidiary of Cannabics Pharmaceuticals Inc., (“the Company”) executed a Sales, Support & Maintenance Agreement with Rhenium Equipment for Research Labs Ltd., a premier Israeli Research & Diagnostic equipment supplier for acquisition of custom designed and fully automated CTC (Circulating Tumor Cells) and HTS (High Through Output Screening) machines, including a service agreement for the next two years to service said equipment. The total cost of said agreement was $747,689.00, which was paid in full to Rhenium.

On January 2nd, 2018, the Company filed an International Patent Application on Methods for Testing and Predicting Therapeutic Effectiveness of Cannabinoids for Cancer patients.

On February 20th, 2018, the Company hired a Chief Data Officer for industry compliance and utilization/analytics applications.

On March 29th, 2018, the Company announced positive results from its Pre-Clinical study on anti-tumor effects of cannabinoids on cancerous tumor cells.

On April 18th, 2018, the Company announced receipt of a Notice of Allowance from the Israeli Patent Office. This Notice relates to the Company’s patented method of high throughput screening of cancer cells.

On May 2nd, 2018, the Company announced its collaboration with Life Source Partners, Ltd., a therapeutic drug development company.

On May 22nd, 2018, the Company announced it had hired two new scientists to further its research on diagnostic tests and treatments for Cancer.

THE OFFERING

Common stock offered by us

Shares of common stock with aggregate gross sale proceeds of up to $10,000,000.

Further information regarding the number of shares issued to YAII PN, LTD., and for any other drawdowns during the term of the SEDA, will be disclosed in supplements to this prospectus to be filed in connection with the settlement of the shares.

Use of proceeds

The proceeds from this offering will vary depending on the number of shares that we offer and the offering price per share.  We estimate that our net maximum proceeds, after discounts and offering expenses, will be up to approximately $9,775,000. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $10,000,000 aggregate gross sales proceeds permitted by this prospectus supplement.

We intend to use the net proceeds from this offering for general corporate purposes, including the continuation of our research, clinical trials, collaboration arrangements and general working capital needs. See "Use of Proceeds" on page S-8 for more information.

Risk factors	See "Risk Factors" beginning on page S-6 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to purchase our common stock.

Ticker Symbol	CNBX

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RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risk factors contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K, or Annual Report, for the fiscal year ended August 31st, 2017, as well as all of the information contained below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, before you decide to invest in our common stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our common stock could decline as a result of any of these risks. You could lose all or part of your investment in our common stock. Some of our statements in sections entitled "Risk Factors" are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Risks Relating to Our Business and Industry

Risks Related to this Offering

There Is No Assurance That We Will Receive $10,000,000 Million In Gross Proceeds Under the SEDA

The Sale of Our Common Stock in this Offering and any Future Sales of Our Common Stock May Depress Our Stock Price

If we elect to draw down amounts under the SEDA, which will result in the sale of shares of our common stock to YAII PN, LTD., any such draw downs may have a dilutive impact on our existing shareholders.  YAII PN, LTD. may resell some or all of the shares we issue to it pursuant to draw downs under the SEDA and such sales could cause the market price of our common stock to decline.

Our management has significant flexibility in using the net proceeds of this offering.

We intend to use the net proceeds from this offering to increase our holdings in our subsidiary Cannabics Pharmaceuticals, Inc. Ltd. and/or, for working capital and general corporate purposes, which may include repayment of certain existing debts.  Our management will have significant flexibility in applying the net proceeds of this offering. The actual amounts and timing of expenditures will vary significantly depending on a number of factors, including the amount of cash used in our operations and our research and development efforts.  Management's failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least twelve months from the date hereof, although there is no assurance of this and we may need funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities.  If we must cease or reduce our operating activities, you may lose your entire investment.

Our share price may be volatile.

The market price of our common stock has fluctuated in the past. Consequently, the current market price of our common stock may not be indicative of future market prices, and we may be unable to sustain or increase the value of an investment in our common stock.

S-6

We do not anticipate paying any dividends.

No dividends have been paid on our common stock. We do not intend to pay cash dividends on our common stock in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors.

Our actual financial results may differ materially from any guidance we may publish from time to time.

We have in the past and may, from time to time, voluntarily publish guidance regarding our future performance that represents our management's estimates as of the date of relevant release. Any such guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Further, our sales during any given year may be unevenly distributed as individual orders tend to close in greater numbers immediately prior to the relevant year end. Our revenues from individual customers may also fluctuate from time to time based on the timing and the terms under which further orders are received and the duration of the delivery and implementation of such orders. Therefore, if our projected sales do not close before the end of the relevant year, our actual results may be inconsistent with our published guidance. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results may vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, investors are urged to consider any guidance we may publish in context and not to place undue reliance on it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus supplement and accompanying prospectus, including documents that we subsequently file with the SEC, contain or will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters, including our cost reduction expectations and business outlook set forth under “Recent Developments” in the “Prospectus Supplement Summary” section above. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus regarding future operating or financial performance, business strategies, technology developments, financing and investment plans, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus supplement, the date of the accompanying prospectus (with respect to risks described therein), the date of any free writing prospectus we have authorized for use in connection with this offering with respect to statements made therein, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our securityholders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus supplement under the caption “Risk Factors” or are incorporated by reference in this prospectus supplement from our most recent Quarterly Report on Form 10-Q, including without limitation under the caption “Risk Factors,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus supplement and the accompanying prospectus.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We may receive up to $10,000,000 in proceeds from the sale of shares of common stock to YAII PN, LTD. pursuant to the SEDA. For each share of common stock purchased under the SEDA, YAII PN, LTD. will pay 98% of the lowest daily volume weighted average price, or VWAP, during the five consecutive trading days after the date that we deliver an advance notice. Except for our initial advance, each such advance may be for an amount not to exceed the greater of (i) 20% of the aggregate daily value traded (meaning the product obtained by multiplying the daily trading volume of our common stock for that day on the principal market by the VWAP for such day) during the five trading days immediately prior to the date we submit an advance notice, or the Pricing Period. The term "VWAP" as used in this prospectus supplement means, as of any date, the daily dollar volume-weighted average price for such security as reported by Bloomberg, L.P. The amount also cannot cause the aggregate number of shares of common stock beneficially owned by YAII PN, LTD. and its affiliates to exceed 4.99% of the then outstanding common stock. If an advance notice requests the purchase of shares exceeding any of the amounts described above, that portion of the advance notice will be deemed as automatically withdrawn. Additionally, in any advance notice delivered by us, we may set a minimum acceptable price for the purchase of our common stock, provided, however, that the advance amount requested may be reduced by 20% for each trading day during the applicable Pricing Period that the VWAP of our common stock is below such minimum acceptable price.

If we sell the maximum dollar value of shares under the SEDA, we estimate that the net proceeds we will receive from this offering will be approximately $9,775,000 after deducting estimated offering related expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including the continuation of our research, clinical trials, collaboration arrangements and general working capital needs. We also may use a portion of the net proceeds from this offering to in-license, invest in, or acquire businesses, technologies, product candidates, or other intellectual property that we believe are complementary to our own, although we have no current plans, commitments or agreements to do so as of the date of this prospectus supplement. The amounts and timing of these expenditures will depend on a number of factors, such as technological advances and the competitive environment for our products. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the caption "Description of Common Stock" starting on page 3 of the accompanying prospectus.

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PLAN OF DISTRIBUTION

On April 30th, 2018, we entered into the SEDA with YAII PN, LTD.  The SEDA provides that, upon the terms and subject to the conditions set forth therein, YAII PN, LTD. is committed to purchase up to $10,000,000 of shares of our common stock over a three-year commitment period.  From time to time, and at our sole discretion, we may present YAII PN, LTD. with advance notices to purchase shares of our common stock.  For each share of common stock purchased under the SEDA, YAII PN, LTD. will pay 98% of the VWAP during the five consecutive trading days after the date of the advance notice.  Except for our initial advance, each such advance may be for an amount not to exceed the greater of (i) 20% of the aggregate daily value traded (meaning the product obtained by multiplying the daily trading volume of our common stock for that day on the principal market by the VWAP for such day) during the five trading days immediately prior to the date we submit an advance notice.

Delivery of the shares against payment therefor in respect of each advance notice shall be settled on the second trading day following each sale pursuant to the SEDA, or on such earlier date as we and YAII PN, LTD. may mutually agree.  In connection with any advance notice, if any portion of an advance would cause the beneficial ownership of our then outstanding common stock by YAII PN, LTD. to exceed 4.99%, then such portion shall automatically be deemed to be withdrawn by us with no further action required by us.  We may terminate the SEDA upon fifteen trading days of prior notice to YAII PN, LTD., provided that there are no advances outstanding and we have paid to YAII PN, LTD. all amounts then due.

In addition to our issuance of common stock to YAII PN, LTD. pursuant to the SEDA, this prospectus supplement also covers the resale of those shares from time to time by YAII PN, LTD. to the public.  In connection with YAII PN, LTD.'s sale of our common stock, YAII PN, LTD. is deemed to be an "underwriter" within the meaning of the Securities Act and the compensation paid to YAII PN, LTD. may be deemed to be underwriting commissions or discounts. We have agreed in the SEDA to provide customary indemnification to YAII PN, LTD.

YAII PN, LTD. has informed us that it will use an unaffiliated broker-dealer to effectuate any sales of common stock that it may purchase from us pursuant to the SEDA. Such sales will be made on the Nasdaq Capital Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. YAII PN, LTD. has informed us that each such broker-dealer will receive commissions from YAII PN, LTD. which will not exceed customary brokerage commissions.

Shares of our common stock may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	to a broker-dealer as principal and resale by the broker-dealer for its account; or
•	a combination of any such methods of sale.

YAII PN, LTD. has agreed that, during the term of the SEDA, neither YAII PN, LTD. or its affiliates will engage in any short sales or hedging transactions with respect to our common stock, provided that upon receipt of an advance notice YAII PN, LTD. may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

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YAII PN, LTD. and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended, or the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by YAII PN, LTD. or any unaffiliated broker-dealer. Under these rules and regulations, YAII PN, LTD. and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;
•	must furnish each broker which offers shares of our common stock covered by the prospectus supplement and accompanying prospectus that are a part of our Registration Statement with the number of copies of such prospectus supplement and accompanying prospectus which are required by each broker; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the common shares by YAII PN, LTD. and any unaffiliated broker-dealer.

In accordance with the SEDA, the company was obliged to pay 3% of the commitment amount as a commitment fee, of which 0.75% ($75,000) was due upon signing. This $75,000 commitment fee, by mutual agreement, was converted into 69,444 common shares to YAII PN, Ltd. Said shares are to be registered as part of this registration. In addition, 0.75% ($75,000) is due upon the six-month anniversary of the signing of the SEDA. Though this amount shall be waived if the Company has issued Advances under the SEDA in an amount equal to $2,000,000 or greater. On the one-year anniversary of the of the signing of the SEDA the Company shall pay an amount equal 1.5% of the Commitment Amount, provided however said Fee shall not be due if the Company has issued Advances under the SEDA in an amount equal to $5,000,000 between such First Installment Due Date and the Third Installment Due Date. These Commitment Fees may be paid in cash or shares which will piggy-back on the registration statement filed in connection herewith. If paid in shares the number of shares shall be based on the volume weighted average price of the Company’s Common Stock on the date the payment of the shares is due.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by the Law Offices of David E. Price, PC., of Bethesda, Maryland.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended August 31st, 2016, and 2017, incorporated in this prospectus supplement and accompanying prospectus by reference to our Annual Report, have been audited by Weinstein & Baer, and Dov Weinstein & Co, independent registered public accounting firms, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC's public reference room and the website of the SEC referred to below. We also make available on our website under "IR," free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.Cannabics.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to the common stock.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of common stock offered through this prospectus supplement. This prospectus supplement and the accompany prospectus are filed as a part of that registration statement and do not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus supplement and the accompanying prospectus are qualified in their entirety by reference to these additional materials.

S-10

You may read and copy the registration statement, reports and other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC's website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are "incorporating by reference" certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the common stock to which this prospectus supplement relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered "filed" under the Exchange Act, will be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents.

In addition to the documents listed under "Incorporation of Documents by Reference" in the accompanying prospectus, we incorporate by reference the documents listed below which we filed with the SEC under the Exchange Act:

(1)	Our Current Reports on Form 8-K of May 8th, 2017, filed with the SEC on May 10th, 2017;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended May 31st, 2017, filed with the SEC on July 17th, 2017;
(3)	Our Current Reports on Form 8-K filed of November 12th, 2017, filed with the SEC on November 13th, 2017;
(4)	Our Current Reports on Form 8-K of November 13th, 2017, filed with the SEC on November 13th, 2017;
(5)	Our Annual Report on Form 10-K for the year ending August 31st, 2017, filed with the SEC on December 8th, 2017;
(6)	Our Current Reports on Form 8-K of December 14th, 2017, filed with the SEC on December 19th, 2017;
(7)	Our Quarterly Report on Form 10-Q for the quarter ended November 30th, 2017, filed with the SEC on January 16th, 2018;
(8)	Our Current Reports on Form 8-K of January 29th, 2017, filed with the SEC on January 30th, 2017;
(9)	Our Current Reports on Form 8-K of February 1st, 2018, filed with the SEC on February 14th, 2018;
(10)	Our Quarterly Report on Form 10-Q for the quarter ended February 28th, 2018, filed with the SEC on April 5th, 2018;
(11)	Our Current Reports on Form 8-K of April 30th, 2018, filed with the SEC on May 2nd, 2018.
(12)	The description of our common stock contained in our Registration Statement on Form S-3A filed with the SEC on April 7th, 2017, including any amendments and reports filed for the purpose of updating such description.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus supplement and the accompanying prospectus. To request a copy of any or all of these documents, you may contact us at Cannabics Pharmaceuticals Inc., #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland 20814, telephone (877) 424-2429; or via e-mail to Info@Cannabics.com.

S-11

SUBJECT TO COMPLETION, DATED APRIL 7, 2017

PROSPECTUS

$80,000,000

CANNABICS PHARMACEUTICALS INC.

Common Stock

Preferred Stock

Warrants

Units

and

7,966,444 Shares of Common Stock Offered by Selling Stockholders

We may from time to time, in one or more offerings, at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. In addition, selling stockholders to be named in a prospectus supplement may from time to time offer and sell up to 7,966,444 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

This prospectus provides a general description of the securities we may offer. Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide specific terms of the securities offered and, if applicable, the selling stockholders, in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest in any of our securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.” On March 20, 2017, the last reported sales price for our common stock as reported on the OTCQB on was $2.7199.

We or the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, broker-dealers, agents, directly to purchasers, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities. If any underwriters, dealers or agents are involved in the sale of any of these securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should carefully read this prospectus and any prospectus supplement, together with additional information described in the sections of this prospectus titled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our stock is extremely speculative and involves a high degree of risk. Please refer to the section of this prospectus titled “Risk Factors” beginning on page 4, in addition to Risk Factors contained in the applicable prospectus supplement before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 21, 2017

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $80,000,000. In addition, the selling stockholders may from time to time sell up to an aggregate amount of 7,966,444 shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, hereinafter referred to as a free writing prospectus. The prospectus supplement and any free writing prospectus may also add to, update, or change information contained in the prospectus, and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement or the free writing prospectus, as applicable. You should carefully read this prospectus, any prospectus supplement, and any free writing prospectus, together with the additional information described under the heading “Information Incorporated by Reference.”

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable, the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds, and the other specific terms related to the offering of the securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement, any free writing prospectus, or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, references to “Cannabics,” the “Company,” “we,” “our” and “us” refer to Cannabics Pharmaceuticals Inc. and its consolidated subsidiaries, unless otherwise indicated.

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Prospectus summary

This summary description about Cannabics and its business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 4 and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q, and any amendments thereto.

Overview

We are an early stage biotechnology company engaged in discovering, developing, and commercializing personalized anti-cancer and palliative treatments. Our research and development is based in Israel, where we have obtained a license from the Ministry of Health for both scientific and clinical research. We are focused on harnessing the therapeutic properties of natural cannabinoid formulations and diagnostics. Cannabics engages in developing individually tailored natural therapies for cancer patients, utilizing advanced screening systems and personalized bioinformatics tools.

Our business model is solely based on technology development and out-licensing of our intellectual property to global pharmaceutical and biotechnology companies, in addition to other suitable strategic partners, but always in accordance with the law of each applicable jurisdiction. Cannabics does not manufacture, distribute, dispense, or possess any controlled substances, including cannabis or cannabis-based preparations, in the United States.

Cancer Diagnostics

Utilizing novel biological screening technologies, we monitor the antitumor effects of arrays of botanical extracts on cell lines and biopsies. The data collected propels the development of proprietary and novel compounds targeted to diverse types of tumors. This technology enables us to perform lab tests that offer doctors and their patients a profile of personalized treatment with cannabinoids. We believe that our personalized approach minimizes harmful side effects, with more successful outcomes and lower costs than the traditional “trial-and-error” approach to treatment. We are presently conducting diagnostic validation studies in collaboration with academic institutes and lab facilities, and expect to have preliminary results available by March 2018.

Anti-Cancer Treatments

We are developing botanical cannabinoid formulations based on our proprietary diagnostic procedures designated for the treatment of cancer and its side-effects. We are presently conducting preclinical research on the efficacy of our cannabinoid-based formulations in the treatment of cancer and expect to have preliminary results available by March 2018. If our diagnostic data cross-linked with clinical outcomes demonstrates that our formulations have therapeutic and commercial potential, we intend to submit an investigational new drug application with the U.S. Food and Drug Administration to commence clinical trials.

Palliative Therapies

We have developed our non-pharmaceutical capsules as a treatment to improve cancer related cachexia/anorexia syndrome (“CACS”) in advanced cancer patients. The main purpose in the treatment of patients with advanced cancer and CACS is to prolong life and to improve quality of life (“QoL”) as far as possible. We believe that QoL in patients with CACS is inversely related to reduced appetite and weight-loss. We are currently engaged in a clinical study in Israel to determine the efficacy of our proprietary capsules as a treatment to improve appetite and stem weight-loss associated with CACS in advanced cancer patients. We expect that preliminary results of our study will be available in July 2017.

Corporate Information

The Company was originally incorporated as Thrust Energy Corp. on September 15, 2004, under the laws of the State of Nevada, for the purpose of acquiring oil and gas exploration properties and non-operating interests. In April 2011, the Company expanded its business to include the acquisition of mineral exploration rights. On May 5, 2011, the name of the Company was changed to American Mining Corporation. On April 25, 2014, Cannabics Inc., a Delaware corporation, acquired 99.1% voting control of the Company. On June 19, 2014, the Company changed its name to Cannabics Pharmaceuticals Inc., and redirected its business focus towards its current operations.

2

All of our research and development in Israel is conducted by our wholly-owned subsidiary, G.R.I.N. Ultra Ltd., which was incorporated under the laws of Israel on August 25, 2014. We do not have any other subsidiaries.

Our principal executive offices are located at #3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, 20814, and our telephone number is (877) 424-2429. Our website address is http://www.cannabics.com. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive textual reference only.

“Cannabics,” the Cannabics logo, and any other trademarks or service marks of Cannabics appearing in this prospectus are trademarked and are the property of Cannabis Pharmaceuticals Inc. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

The Securities We May Offer

We may offer up to $80,000,000 of common stock, preferred stock, warrants, and units in one or more offerings and in any combination. In addition, the selling stockholders may sell up to 7,966,444 shares of our common stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we or the selling stockholders offer securities, will describe the specific amounts, prices, and terms of these securities.

Common Stock

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. There are no cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding preferred stock.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue an unlimited number of series of preferred stock. Our board of directors has the discretion to determine the rights, preferences, privileges, restrictions, and conditions, including, among others, dividend rights, conversion rights, voting rights, redemption rights, and liquidation preferences of each series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, dividend and voting rights, and rights to convert into common stock. There is currently no preferred stock outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

3

Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in the sections titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent and any of our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which are incorporated in this prospectus by reference in their entirety, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations, and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

Special Note Regarding Forward Looking Statements

This prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements may appear in this prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief, or current expectations of Cannabics and our management that are subject to known and unknown risks, uncertainties, and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those described in “Risk Factors”, elsewhere in this prospectus or any applicable prospectus supplement, and the documents incorporated by reference in this prospectus. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this prospectus, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by law.

This prospectus, any accompanying prospectus supplement, and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Any time preferred shares are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges and preference dividends on a historical basis in the applicable prospectus supplement, if required.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for working capital to support our research and development, including clinical trials, and general corporate purposes.

We may also use a portion of the net proceeds in connection with any exercise of co-development or co-promotion rights under our collaborations; however, no such rights are currently exercisable. In addition, we may also use a portion of the net proceeds to acquire, license, and invest in complementary products, technologies, or businesses; however, we currently have no agreements or commitments to complete any such transactions.

4

The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including cash flows from operations, the anticipated growth of our business, the progress of our development and commercialization efforts, and the status and results of our clinical trials, as well as results from any ongoing collaborations and additional collaborations that we may enter into with third parties, and any unforeseen cash needs. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. More detailed information regarding use of proceeds will be described in the applicable prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to an aggregate maximum amount of 7,966,444 shares of our common stock that were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The shares of common stock being offered by the selling stockholders were either originally acquired through several private placements of our common stock, or are issuable to the selling stockholders upon the exercise of warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

Information about the selling stockholders, where applicable, including the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder, and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference, or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders will not sell any common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”).

Description of capital stock

The following summary describes our capital stock and the material provisions of our amended and restated articles of incorporation (the “Articles of Incorporation”) and our amended and restated bylaws (“Bylaws”), and of Chapter 78 of the Nevada Revised Statutes (“NRS”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Articles of Incorporation, and our Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our authorized capital stock consists of 900,000,000 shares of common stock, par value $0.0001, and 100,000,000 shares of preferred stock, par value $0.0001. As of March 20, 2017, there were 114,676,233 shares of our common stock issued and outstanding, 555,555 shares of our common stock subject to outstanding warrants, and no shares of preferred stock issued or outstanding.

As of March 20, 2017, there were approximately 60 holders of record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name.

5

Common Stock

Voting Rights

Each outstanding share of our common stock entitles the holder thereof to one vote per share on all matters submitted to a stockholder vote. Our common stock does not carry any cumulative voting rights. As a result, holders of a majority of the shares of our common stock voting for the election of directors can elect all of our directors. At all meetings of stockholders, except where otherwise provided by statute or by our Articles of Incorporation or our Bylaws, the presence in person or by proxy duly authorized by holders of not less than a majority of the stockholding voting power shall constitute a quorum for the transaction of business. A vote by the holders of a majority of our outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.

Dividends

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds.

Liquidation

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our common stock.

Other Rights and Preferences

Holders of our common stock have no pre-emptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Quotation

Our common stock is quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group Inc., under the symbol “CNBX.”

Indemnification

Our Articles of Incorporation limits the liability of our directors and officers to the full extent permitted by the NRS and provides that we will indemnify each of our directors and officers to the full extent permitted by the NRS. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC, whose address is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558 (telephone: 813-235-4490; e-mail: inbox@cleartrusttransfer.com).

Preferred Stock

Our board of directors has the authority, without action by the stockholders, to designate and issue up to an aggregate of 100,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences, and privileges of the shares of each series and any of its qualifications, limitations, or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of Cannabics. In addition, the issuance of preferred stock, depending on the rights and preferences associated with such stock, might harm the market price of our common stock.

We are authorized to issue shares of preferred stock in one or more series as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each series, may fix the designation, powers, preferences, and rights of the shares of each such series, and any qualifications, limitations, or restrictions thereof without obtaining the affirmative vote or the written consent of our stockholders. Any preferred stock so issued by our board of directors may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution, or winding up of Cannabics, or both. Under certain circumstances, the issuance of preferred stock or the existence of unissued preferred stock might tend to discourage or render more difficult a merger or other change of control. No shares of preferred stock are currently outstanding.

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Our board of directors is empowered to authorize and direct the payment of dividends to the holders of our preferred stock in shares of any class or series of our capital stock, including shares of common stock, as it may determine, without obtaining the affirmative vote or the written consent of our stockholders.

The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Registration Rights

We are party to various subscription agreements, the terms of which grant the holders of approximately 7,966,444 shares of our common stock, including 555,555 shares of our common stock subject to outstanding warrants, the right to demand that we file a registration statement for their shares of our common stock or request that their shares of our common stock be covered by a registration statement that we are otherwise filing. These shares are referred to in this prospectus as “Registrable Securities.”

Demand Registration Rights

A holder of 1,111,110 shares of the Registrable Securities has the right to demand that we file a registration statement to register all of its Registrable Securities.

Piggyback Registration Rights

If we propose to register any of our securities for sale to the public under the Securities Act, by filing a registration statement, the holders of 6,855,334 shares of Registrable Securities are entitled to receive notice of such registration and to request that we include their Registrable Securities for resale in such registration statement.

Expenses of Registration; Indemnification

We are generally required to bear all registration expenses incurred in connection with any offerings pursuant to the demand and piggyback registration rights described above, other than underwriting commissions and discounts. The relevant subscription agreements contain customary indemnification provisions with respect to registration rights.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of Cannabics or changing our board of directors and management.

According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The present ownership by a single stockholder of a significant portion of our issued and outstanding common stock and lack of cumulative voting make it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of Cannabics by replacing our board of directors.

The authorization of classes of common stock or preferred stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of Cannabics by diluting their stock ownership. In addition, the ability of our directors to distribute shares of any class or series (within limits imposed by applicable law) as a dividend in respect of issued shares of preferred stock could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Cannabics and effectively delay or prevent a change in control without further action by the stockholders.

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Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of NRS 78.411 to 78.444, inclusive, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders; or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire Cannabics even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of NRS 78.378 to 78.3793, inclusive, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the Securities and Exchange Commission in connection with the offering of the specific warrants.

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The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

Plan of Distribution

We and the selling stockholders, if applicable, may offer and sell the securities offered through this prospectus from time to time (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The selling stockholders may sell their shares of our common stock covered by this prospectus in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus. The securities may be distributed at (i) a fixed price or prices, which may be changed, (ii) market prices prevailing at the time of sale, (iii) varying prices determined at the time of sale related to the prevailing market prices, or (iv) negotiated prices.

The prospectus supplement relating to any offering will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any commissions paid to agents.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

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Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters, or directly by one or more firms acting as underwriters. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities, and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so, and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each offered security will be a new issue and will have no established trading market, with the exception of our common stock. We may elect to list any offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing, or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions, and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired, and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters, or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by SRK Kronengold Law Office, of Rehovot, Israel. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

Experts

The financial statements of Cannabics appearing in our Annual Report on Form 10-K for the fiscal years ended August 31, 2016 and 2015 (i) have been audited by Weinberg & Baer LLC, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), (ii) are incorporated herein by reference, and (iii) are given on the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in Cannabics, nor was any such expert connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.cannabics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on December 13, 2016;

•	the amendment to our Annual Report on Form 10-K for the fiscal year ended August 31, 2016, filed with the SEC on March 15, 2017;

•	our Quarterly Report on Form 10-Q for the three months ended November 30, 2016, filed with the SEC on January 17, 2017;

•	our Periodic Report on Form 8-K, filed with the SEC on December 13, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A, dated January 12, 2007, filed with the SEC on January 16, 2007, and any amendment or report filed with the SEC for the purpose of updating the description.

We will furnish without charge to each person to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Cannabics Pharmaceuticals Inc.

# 3 Bethesda Metro Center

Suite 700

Bethesda, MD 20814

Attention: General Counsel

Telephone: (877) 424-2429

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Up to $10,000,000

Cannabics Pharmaceuticals, Inc.

Common Stock

CANNABICS PHARMACEUTICALS INC.

PROSPECTUS SUPPLEMENT

May 31, 2018